EXHIBIT 3(i).3

ROSS MILLER                                               Document Number
Secretary of State                                        00002633094-57
206 North Carson Street                                   Filing Date and Time
Carson City, Nevada 89701-4299                            03/15/2010 2:31 PM
(775) 684 5708                                            Entity Number
Website: www.nvsos.gov
                                                          Filed in the office of

                                                          /s/ Ross Miller
                                                          ROSS MILLER
                                                          Secretary of State
   ARTICLES OF MERGER                                     State of Nevada
(PURSUANT TO NRS 92A.200)
         PAGE 1

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

     Freight Management Corp.
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *

     Genesis Biopharma, Inc.
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     and,

     Freight Management Corp.
     Name of surviving entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *


* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 2




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

               Attn:

               c/o:

3)   (Choose one)

     [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from

          Freight Management Corp.
          Name of merging entity, if applicable

          Genesis Biopharma, Inc.
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;

          Freight Management Corp.
          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 3



     (b)  The plan was approved by the required consent of the owners of *:


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 4



(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 5



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

     Article One of the Articles of Incorporaton of Freight Management Corp. is hereby amended to change the name of the Corporation to "Genesis Biopharma, Inc."





6)   Location of Plan of Merger (check a or b):

     [X] (a) The entire plan of merger is attached;

     or,

     [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)": March 15, 2010


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 6


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):

          Freight Management Corp.
          Name of merging entity

          /s/ Ibrahim Abotaleb               President                 3/15/2010
          Signature                          Title                       Date

          Genesis Biopharma, Inc.
          Name of merging entity

          /s/ Robert Brooke                  President                 3/15/2010
          Signature                          Title                       Date

          Name of merging entity

          Signature                          Title                       Date

          Name of merging entity

          Signature                          Title                       Date

          Freight Management Corp.
          Name of surviving entity

          /s/ Ibrahim Abotaleb               President                 3/15/2010
          Signature                          Title                       Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made as of March 15, 2010, by and between Genesis Biopharma, Inc., a Nevada corporation (the "Merging Corporation"), and Freight Management Corp., a Nevada corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

     The Constituent Corporations agree as follows:

     1. The Merging Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has one thousand (1,000) shares of authorized capital stock, all of which are issued and outstanding.

     2. The Surviving Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has one billion eight hundred million (1,800,000,000) shares of authorized capital stock, all of which are designated as common stock. One hundred twenty-one million four hundred forty thousand (121,440,000) shares of common stock are issued and outstanding (taking into effect a 24-for-1 forward stock split effectuated by the Surviving Corporation on March 15, 2010, which post-split shares are subject to a mandatory exchange by the Surviving Corporation's stockholders of stock certificates issued prior to the stock split ).

     3. The Boards of Directors of the Constituent Corporations deem it in the best interests of the corporations and their stockholders that the Merging Corporation be merged with and into Surviving Corporation in accordance with Nevada Revised Statutes Chapter 92A. The Boards hereby adopt on behalf of their corporations the plan of reorganization set forth in this Agreement and Plan of Merger.

     4. Merger. The Merging Corporation shall be merged with and into the Surviving Corporation, which shall survive the merger. The Merging Corporation's separate existence shall cease on the effective date of the merger, which shall be the later of March 15, 2010, or the date on which the Articles of Merger are accepted for filing by the Office of the Secretary of State of the State of Nevada. Without any other transfer or documentation, on the effective date of the merger, the Surviving Corporation shall (i) succeed to all of the Merging Corporation's rights and property; and (ii) be subject to all the Merging Corporation's liabilities and obligations.

     Notwithstanding the above, after the effective date of the merger, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm the Surviving Corporation's possession of and title to any property or rights of the Merging Corporation, or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments, or other instruments.

     5. Conversion of Shares. By virtue of the merger and without any action by any stockholder, upon the effective time of the merger, all of the shares of the Merging Corporation will be converted into and will become that number of fully paid and nonassessable shares of the Surviving Corporation's common stock and thereafter retired and cancelled. No fractional shares of the Surviving Corporation shall be issued.

     The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

     6. Change in Articles of Incorporation and Bylaws: The Surviving Corporation's Articles of Incorporation in effect on the effective date shall continue to be its Articles of Incorporation, except that Article First thereof shall be amended in its entirety to read as follows:

     "The name of the corporation is: Genesis Biopharma, Inc."

     The Surviving Corporation's Bylaws as in effect on the effective date of the merger shall continue to be its Bylaws without change as a result of the merger.

     7. Officers and Directors: The Merging Corporation's officers immediately prior to the effective date of the merger shall become the officers of the Surviving Corporation effective upon the merger and replace such officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified; such that, as of the effective date of the merger, the Surviving Corporation's officers shall be as follows:

     Robert Brooke -- President and Chief Executive Officer

     Richard McKilligan -- Treasurer, Secretary, and Chief Financial Officer

     The Surviving Corporation's directors shall continue and remain as such after the effective date of the merger for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified, subject to the resignations and appointments thereof.

     8. Abandonment of Merger: Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the board of directors of either of the Constituent Corporations.

     9. Counterparts: This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger by their respective duly authorized officers, as of the date first written above.

                             FREIGHT MANAGEMENT CORP.
                             (to be renamed Genesis Biopharma, Inc.)
                             "Surviving Corporation"


                             By: /s/ Ibrahim Abotaleb
                                 -----------------------------------------------
                                 Ibrahim Abotaleb, President and Chief Executive Officer


                             GENESIS BIOPHARMA, INC.
                             "Merging Corporation"


                             By: /s/ Robert Brooke
                                 -----------------------------------------------
                                 Robert Brooke, President and Chief Executive
                                 Officer